Exhibit 10.12

WARRANT PURCHASE

AGREEMENT

(         Warrants)

This Warrant Purchase Agreement (the “Agreement”) is entered into by and between TGC Industries, Inc., a Texas corporation (“Company”), and                                                        (“Seller”).

WHEREAS, in                             Company issued a series of warrants convertible into Company’s Common Stock known as the         Warrants (the “Warrants”), and Seller is at this time the owner of                             Warrants;

AND WHEREAS, Company has filed with the Securities and Exchange Commission an SB-2 Registration Statement covering 6,325,000 shares (which includes 825,000 possible over-allotment shares) of Company’s Common Stock (the “Offering”);

AND WHEREAS, Company and the holders of the Warrants have agreed that, in order to facilitate the Offering by simplifying Company’s capital structure, such holders will sell all of their Warrants to Company (conditioned upon the successful completion of the Offering).

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein, it is hereby agreed as follows:

Subject to the terms and conditions set forth herein, Seller agrees to sell all of Seller’s Warrants to Company, and Company agrees to purchase and cancel all of such Warrants.  Such Warrants constitute all of the issued and outstanding         Warrants owned by Seller.

Company agrees to pay to Seller in cash that amount (the “Purchase Price”) which is equal to the number of          Warrants held by Seller times the spread between the gross offering price at (before commissions and expenses) and the exercise price of each Warrant.

In addition, each Warrant holder hereby agrees to reimburse Company an amount (the “Reimbursement Amount”) equal to 6.5% of the Purchase Price.

If (and only if) there is a successful closing of the Offering, Company shall be obligated to pay to Seller the amount of the Purchase Price, and Seller shall be obligated to pay to Company the Reimbursement Amount.  In order to avoid the unnecessary additional step of having the parties “swap checks,” Company shall simply pay to Seller that amount (the “Net Payment”) in cash equal to the amount of the Purchase Price less the Reimbursement Amount.

Simultaneously with the signing of this Agreement by Seller, Seller shall forward the certificate or certificates representing the Warrants being repurchased by Company to Ms. Julia Gardner, 201 Main Street, Suite 2200, Fort Worth, Texas 76102, so that such certificate or certificates can be held on a temporary basis pending the closing of the Offering.  There shall be included with such certificate or certificates Warrant Powers covering all such Warrants with signature guarantee adequate to enable full transfer of title to Company upon successful closing of the Offering.

Upon a successful closing of the Offering, Ms. Gardner will deliver to Company such certificate or certificates with instructions to Company to pay to Seller the amount of the Net Payment.  Company covenants and agrees that upon receipt of such certificate or certificates, Company shall cancel the Warrants so that they will no longer be issued and outstanding.

In the event it becomes clear that the Offering will not be completed (and in any event no later than November 30, 2005), Ms. Gardner will return to Seller all such certificate or certificates then being held by her.

Seller represents that (a) Seller has good and valid title to the Warrants free and clear of any security interest, pledge, lien, encumbrance, or other adverse claim, and (b) Seller has full legal right and power to sell, transfer, and deliver the warrants to Company.

This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

This Agreement shall for all purposes be deemed to be made under, and shall be construed in accordance with, the laws of the State of Texas.

This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors, and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the          day of September, 2005.

COMPANY:	SELLER:

TGC Industries, Inc.

By:
Wayne Whitener,
President and Chief
Executive Officer